Exhibit 10.22

BIRD RIDES, INC.

August 9, 2017

William Scott Rushforth

Address:

Email:

Dear Scott:

Bird Rides, Inc., a Delaware corporation (the “Company”), is pleased to offer you employment with the Company on the terms described below.

1. Position. You will start in a full-time position as Director of Engineering and you will report to the Company’s Chief Technology Officer. By signing this letter, you confirm with the Company that you are under no contractual or other legal obligations that would prohibit you from performing your duties with the Company, except that the Company acknowledges that you are also an employee of 0x7a69, Inc. and that your continued employment by 0x7a69, Inc. does not and will not violate this paragraph 1 or any other part of this letter so long as 0x7a69 and your services to 0x7a69 do not compete with the Company in the Company Business. “Company Business” means the transportation services industry, including without limitation ride sharing and electric vehicles.

2. Compensation. You will be paid a starting salary of $80,000 per year, payable in accordance with the Company’s regular payroll practices. Based on your job duties as Director of Engineering, your position is considered exempt from state and federal overtime requirements.

3. Option Grant. Subject to the approval of the Company’s Board of Directors (the “Board”), you will be granted a stock option to purchase 562,805 shares of the Company’s Common Stock (the “Option”). The Option will be subject to the terms and conditions applicable to stock options granted under the Company’s 2017 Stock Plan (the “Plan”), as described in the Plan and the applicable stock option agreement, which you will be required to sign. Commencing on the one-month anniversary of your start date of employment with the Company, 1/48th of the total Option shares will vest and become exercisable on each monthly anniversary of your continuous service to the Company from then on. The exercise price per share of the Option will be equal to the per share fair market value of the Company’s Common Stock on the date the Option is granted by the Board, as determined by the Board in good faith. There is no guarantee that the Internal Revenue Service will agree with this value. You should consult with your own tax advisor concerning the tax risks associated with accepting a right to purchase the Company’s Common Stock.

4. Confidential Information and Invention Assignment Agreement. Like all Company employees, you will be required, as a condition of your employment with the Company, to sign the Company’s enclosed standard Confidential Information and Invention Assignment Agreement.

5. Employment Relationship. Employment with the Company is for no specific period of time. Your employment with the Company will be “at will,” meaning that either you or the Company may terminate your employment at any time and for any reason, with or without cause. Any contrary representations that may have been made to you are superseded by this offer. This is the full and complete agreement between you and the Company on this term. Although your job duties, title, compensation, and benefits, as well as the Company’s personnel policies and procedures, may change from time to time, the “at will” nature of your employment may only be changed in an express written agreement signed by you and the Company’s Chief Executive Officer.

6. Outside Activities. While you render services to the Company, you will not engage in any other employment, or any consulting or other business activity that competes with the Company, without the written consent of the Company. The Company acknowledges that you are also an employee of 0x7a69, Inc. and that your continued employment by 0x7a69, Inc. does not and will not violate this paragraph 6 or any other part of this letter so long as 0x7a69 and your services to 0x7a69 do not compete with the Company in the Company Business.

7. Taxes, Withholding, and Required Deductions. All forms of compensation referred to in this letter are subject to all applicable taxes, withholding, and any other deductions required by applicable law.

8. Miscellaneous.

(a) Governing Law. The validity, interpretation, construction, and performance of this letter, and all acts and transactions in accordance with it and the rights and obligations of the parties to it shall be governed, construed, and interpreted in accordance with the laws of state of California, without giving effect to principles of conflicts of law.

(b) Entire Agreement. This letter (including the Confidential Information and Invention Assignment Agreement attached to it) sets out the entire agreement and understanding of the parties relating to the subject matter of this letter and supersedes all earlier or contemporaneous discussions, understandings, and agreements, whether oral or written, between them relating to the subject matter of this letter.

(c) Counterparts. This letter may be signed in any number of counterparts, each of which when so signed and delivered shall be considered an original, and all of which together shall constitute the same agreement. Signing a facsimile copy will have the same effect as signing an original, and a facsimile signature will be considered an original and valid signature.

(d) Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents or notices related to this letter, securities of the Company, or any of its affiliates or any other matter, including documents or notices required to be delivered to you by applicable securities law or any other law or the Company’s Certificate of Incorporation or Bylaws by email or any other electronic means. You hereby consent to (i) conduct business electronically, (ii) receive documents and notices by electronic delivery, and (iii) sign documents electronically and agree to participate through an online or electronic system established and maintained by the Company or a third party designated by the Company.

(e) Release. You hereby release the Company and its officers, directors, affiliates, employees, stockholders, agents, representatives, successors and assigns from any and all claims, demands, controversies, liabilities and obligations (collectively “Claims”) that you have or may have, whether known or suspected, that exist, or may have existed, based on facts, circumstances, events or omissions occurring or accruing at any time prior to the date of this letter, including without limitation any Claims relating to any compensation or any right, title or interest in or to any equity securities of the Company other than as expressly described in this letter (the “Released Claims”). The Released Claims do not include claims to interpret and enforce the terms and conditions of this letter. You hereby stipulate and agree that you expressly waive and relinquish to the fullest extent permitted by any applicable law all rights and benefits relating to the preservation of unknown claims, including without limitation under California Civil Code Section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

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If you wish to accept this offer, please sign and date both the enclosed duplicate original of this letter and the enclosed Confidential Information and Invention Assignment Agreement and return them to me. As required, by law, your employment with the Company is also contingent on your providing legal proof of your identity and authorization to work in the United States. This offer, if not accepted, will expire at the close of business on August 9, 2017.

We very much look forward to having you join us.

Very truly yours,

BIRD RIDES, INC.

By:	/s/ Travis VanderZanden
Travis VanderZanden
Chief Executive Officer

ACCEPTED AND AGREED:

WILLIAM SCOTT RUSHFORTH:

William Scott Rushforth
(Signature)

August 9th 2017
Date

Anticipated Start Date: August 9, 2017

Attachment A: Confidential Information and Invention Assignment Agreement

ATTACHMENT A

CONFIDENTIAL INFORMATION AND

INVENTION ASSIGNMENT AGREEMENT

(See Attached)